UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 7, 2011

ENTERPRISE FINANCIAL SERVICES CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

150 N. Meramec, St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note: We are filing as Exhibit 99.1 to this Current Report on Form 8-K/A a copy of a press release which was inadvertently omitted from a Current Report on Form 8-K filed previously on January 10, 2011.

Item 1.01. Entry into a Material Definitive Agreement.

On January 7, 2011, Enterprise Bank & Trust (“Enterprise Bank”), a wholly owned subsidiary of Enterprise Financial Services Corp (the “Company”) acquired certain assets and assumed certain deposit liabilities of Legacy Bank (“Legacy Bank”) from the Federal Deposit Insurance Corporation (“FDIC”), as receiver for Legacy Bank ”, pursuant to the terms of a Purchase and Assumption Agreement — Whole Bank; All Deposits, dated January 7, 2011, by and between Enterprise Bank and FDIC as receiver (the “Agreement”). Legacy Bank operated two branches in Scottsdale, Arizona and was closed by the FDIC on January 7, 2011.

Enterprise acquired assets of approximately $130.7 million and assumed total deposits of approximately $113.6 million including approximately $70.2 million of brokered and CDARS time deposits. Approximately $43.5 million of the deposits were acquired at a premium of 1% and the assets were acquired at a discount of 7.6% to their historic book value. In addition, Enterprise Bank also acquired approximately $55.6 million of discretionary and $13.6 million of non-discretionary trust assets. The terms of the Agreement provide for the FDIC to indemnify Enterprise Bank against claims with respect to liabilities and assets of the former Legacy Bank or any of its affiliates that are not assumed or otherwise purchased by Enterprise Bank and with respect to certain other claims by third parties.

In conjunction with the acquisition, Enterprise Bank provided the FDIC with a Value Appreciation Instrument (“VAI”) whereby 372,500 units were awarded to the FDIC at an exercise price of $10.63 per unit. The units are exercisable at any time from January 14, 2011 until January 6, 2012. If the FDIC exercises the units, Enterprise will be required to pay the FDIC an amount in cash equal to the volume weighted average price of the Company’s common stock over the two trading days immediately prior to the exercise date minus the exercise price, but in no case greater than $13.32 per unit.

As part of the transaction, Enterprise Bank and the FDIC have entered into a loss sharing agreement whereby the FDIC will reimburse Enterprise Bank for 80% of losses incurred on the assets. The loss sharing agreement commences immediately. Enterprise Bank has a corresponding obligation to reimburse the FDIC for 80% of all eligible recoveries on covered assets.

A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.01.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

99.1 Press Release dated January 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

By:

Date:	January 10, 2011		/s/	Deborah N. Barstow
Deborah N. Barstow
Senior Vice President and Controller